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                                                                  Exhibit (j)(1)

[DECHERT LLP LETTERHEAD]


September 29, 2006

ING Equity Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re: ING Equity Trust
    (File No. 811-8817)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Amendment No. 77 to the Registration Statement of ING Equity Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,


/s/ Dechert LLP